Exhibit 99.1

Flash Sports & Media Holdings Reports Preliminary Unaudited Third Quarter Revenue of Approximately $6.2 Million,
Driven by Lanka Premier League 2026 Season

NEW YORK, Oct. 26, 2026 – Flash Sports & Media Holdings, Inc. (OTCID: FLZH) (“Flash Sports” or the “Company”), a cricket-focused sports and media company, today announced preliminary, unaudited third-quarter 2026 revenue and provided a business update.

Key Financial and Strategic Highlights

●	Third-quarter revenue: Approximately $6.2 million (preliminary, unaudited), compared with second-quarter 2026 revenue from continuing operations of $44,318, before the Lanka Premier League (LPL) season began.

●	League expansion: Announced plans to establish Malaysia T20 and Zimbabwe T20 leagues alongside the LPL.

●	National team sponsorship: Agreed to become Official Title Sponsor of the Switzerland men’s national cricket team.

Dear Fellow Shareholders,

The first nine months of 2026 transformed Flash Sports into a multinational, cricket-focused sports and media company seeking to develop and commercialize cricket media, league management, sponsorship, and related sports-entertainment opportunities.

With growing revenue and an expanded market presence, we believe we have built a strong foundation for growth and progressed toward our goal of profitability, which we are targeting for 2027, although there can be no assurance we will achieve it.

Third-quarter revenue primarily reflects revenue recognized as LPL Season 6, which began in July 2026, was delivered, including approximately $3.4 millions of franchise, sponsorship, and production fees billed in advance and recorded as contract liabilities at June 30, 2026. Because much of our revenue depends on the timing of league seasons, it is seasonal, and results for any quarter are not necessarily indicative of future quarters or the full year.

The preliminary revenue figure is an estimate based on information available as of today. The Company has not completed its financial closing procedures for the quarter, and its independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures on it. Actual results may differ materially, and this figure alone does not present a complete picture of the Company’s financial condition. The Company expects to report complete results, including net loss, cash position, and liquidity, in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

We have invested in the infrastructure our leagues need, including relationships with local sports authorities and players, which we believe gives us an opportunity to improve operating performance as revenue grows.

Looking Ahead: Our Priorities for 2027

For the remainder of 2026 and 2027, our priorities are accelerating revenue growth, expanding into additional leagues, pursuing acquisitions, and improving operating performance. We believe these initiatives position us to grow revenue over time, although we expect revenue to fluctuate quarterly with the timing of league seasons.

Beyond sports management, we have expanded into live sports broadcasting and team management and intend to pursue acquisitions of similar leagues worldwide, subject to identifying suitable targets, negotiating definitive agreements, and obtaining financing.

Our next phase depends on turning these achievements into sustained revenue growth, improved financial performance, and ultimately profitability. Meaningful work remains, but we are encouraged by our progress and remain focused on disciplined execution, responsible capital allocation, and building a sustainable company capable of delivering long-term shareholder value.

Thank you for your continued support. We look forward to providing further updates.

Sincerely,

Bradley Nattrass

Chief Executive Officer, Flash Sports & Media Holdings, Inc.

About Flash Sports & Media Holdings, Inc.

Flash Sports & Media Holdings, Inc. (OTCID: FLZH) is a cricket-focused sports and media company. Its anchor asset is the Lanka Premier League, with Innovative Production Group FZ, LLC (IPG) as its in-house rights, league-management and production engine. The Company is seeking to build owned distribution through its OTT platform and a dedicated cricket channel, has announced plans for T20 franchise leagues in Malaysia, Singapore and Zimbabwe, and intends to generate revenue from media rights, sponsorships, advertising, ticketing, merchandise and franchise fees. These initiatives are at varying stages of development, and there can be no assurance they will be completed on schedule or at all, or will generate revenue or profit. Information on the Company’s websites is not incorporated into this press release.

Investor Relations Contact

Investors@flashsm.com

Company Websites

https://flashsportsandmedia.com

https://www.theipggroup.com

Forward-Looking Statements

This press release contains forward-looking statements. Because the Company’s common stock is a “penny stock” under Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may not be able to rely on the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act; the cautionary statements below are nonetheless intended to identify important factors that could cause actual results to differ materially. All statements other than statements of historical fact are forward-looking, including statements about: preliminary third-quarter 2026 revenue, which remains subject to completion of financial closing procedures; the 2027 profitability goal; expected revenue growth, gross margins, operating performance, and seasonality; the Switzerland sponsorship and its expected benefits; development of sports and media platforms; the launch and operation of planned leagues in Malaysia, Singapore, and Zimbabwe; expansion into live sports production and distribution; sponsorship, media rights, franchise sales, acquisitions, and other opportunities; market size, audience reach, and growth; the quotation or listing of the Company’s common stock; liquidity, capital resources, and the ability to fund operations and commitments; and revenue generation. Words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “should,” “could,” “seek,” “estimate,” “target,” “potential,” and similar expressions identify forward-looking statements, although not all forward-looking statements contain them.

Forward-looking statements are not guarantees of future performance. They are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, and readers should not place undue reliance on them. These risks include, among others: actual third-quarter revenue differing materially from the preliminary estimate after closing procedures, adjustments, or auditor review; failure to achieve profitability in 2027 or at all; the seasonal, event-driven nature of revenue and its concentration around the LPL season, which may cause revenue to decline in subsequent quarters; the Company’s operating losses, working capital deficiency, substantial doubt about its ability to continue as a going concern, and need for substantial additional capital; the availability of financing on acceptable terms and resulting dilution; risks relating to outstanding registration statements, equity financing arrangements, and resales of registered shares; reliance on third parties, including Liberty Gaming – FZCO and Cricket Switzerland, to deliver sponsorship rights, and the risk that those rights, related content, or expected benefits are not delivered or do not materialize; team and competition regulations, governing-body approvals, scheduling, and the curtailment or cancellation of a season; dependence on the LPL as the anchor asset and the risk of loss, non-renewal, impairment, or dispute of the underlying rights; disputes or litigation with counterparties, including in connection with prior acquisitions; the ability to develop, monetize, and scale the business and expand into new markets and leagues; risks of identifying, completing, financing, and integrating acquisitions; the ability to maintain strategic relationships; reliance on a small number of key personnel; internal control over financial reporting, including any material weaknesses; international risks, including currency, tax, sanctions, export controls, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the UK Bribery Act, and the conduct of intermediaries; reputational, regulatory, and sporting-integrity risks associated with gaming and betting and with cricket’s anti-corruption codes; economic, market, competitive, geopolitical, and regulatory conditions; the quotation of the common stock on OTC Markets, limited liquidity, price volatility, the penny stock rules, and continued eligibility for the OTCID tier; and the uncertain outcome of Nasdaq proceedings relating to the listing of the common stock. This list is not exhaustive, and additional risks not presently known or currently deemed immaterial may also adversely affect the Company.

Additional risk factors are described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, registration statements on Form S-1, and other filings with the Securities and Exchange Commission, available at www.sec.gov, including disclosures regarding liquidity, capital resources, and working capital.

Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update them, except as required by law.

Source: Flash Sports & Media Holdings, Inc. (OTCID: FLZH)